NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                         THE ROBERT MONDAVI CORPORATION
                           TO BE HELD NOVEMBER 8, 2002


To the Shareholders:

     The Annual Meeting of Shareholders of The Robert Mondavi Corporation (the "Company") will be held at the Napa Valley Marriott, 3425 Solano Avenue, Napa, California 94558, on Friday, November 8, 2002, at 10:00 a.m. local time, for the following purposes:

          1.   To elect three Class A Directors and eight Class B Directors;

          2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2003 fiscal year;

          3. To approve an amendment to the 1993 Equity Incentive Plan to extend the term of the plan by ten years to February 25, 2013; and

          4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     All of the above matters are more fully described in the accompanying Proxy Statement. Only shareholders of record at the close of business on September 16, 2002 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.


                                        By Order of the Board of Directors

                                        By: /s/ Mike Beyer
                                           --------------------------------
                                           Mike Beyer, Secretary

Napa, California
September 27, 2002



   Immediately following the Annual Meeting of Shareholders is a reception and tasting at the Robert Mondavi Winery in Oakville, California.
     Please call (888) 766-6328 ext. 4092 for information and reservations.

                         THE ROBERT MONDAVI CORPORATION
                             7801 St. Helena Highway
                           Oakville, California 94562

                      -------------------------------------

                                 PROXY STATEMENT

                      -------------------------------------


         Your proxy in the form enclosed is solicited by the Board of Directors of The Robert Mondavi Corporation (the "Company") for use in voting at the Annual Meeting of Shareholders to be held on Friday, November 8, 2002 at 10:00 a.m. local time, or at any adjournment thereof. The Annual Meeting will be held at the Napa Valley Marriott, 3425 Solano Avenue, Napa, California 94558. This Proxy Statement and the enclosed form of proxy, together with the Company's Annual Report for fiscal 2002, were first mailed to shareholders on or about September 28, 2002.

         The Company's principal executive offices are located at 7801 St. Helena Highway, Oakville, California 94562, and its telephone number is (707) 226-1395.

         The shares represented by those proxies received, properly dated and executed, and not revoked, will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by delivering to the Secretary of the Company at the Company's principal executive offices, no later than the start of the Annual Meeting, a written notice of revocation or a duly executed proxy relating to the same shares bearing a later date than the revoked proxy, or by attending the Annual Meeting and voting the shares covered by the proxy in person. All shares represented by proxies that are properly dated, executed and returned, and which have not been revoked, will be voted in accordance with the specifications on the enclosed proxy. If no such specifications are made, shares of Class A Common Stock will be voted FOR the election of the three nominees for Class A Directors listed in this Proxy Statement and FOR approval of proposal 2 and proposal 3 set forth in the Notice of Annual Meeting of Shareholders and described in this Proxy Statement. Similarly, if no specifications are made, shares of Class B Common Stock will be voted FOR the election of the eight Class B Directors listed in this Proxy Statement and FOR approval of proposal 2 and proposal 3.

         The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such brokerage firms and nominees. In addition to the solicitation of proxies by mail, officers and regular employees of the Company may communicate with shareholders either in person or by telephone or facsimile for the purpose of soliciting such proxies; no additional compensation will be paid for such solicitation. The Company has retained Mellon Investor Services, at an estimated cost of $1,700, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

OUTSTANDING SHARES AND VOTING RIGHTS

         September 16, 2002 has been fixed as the record date for determining the holders of Class A Common Stock and the holders of Class B Common Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, the Company had outstanding 9,570,602 shares of Class A Common Stock and 6,647,647 shares of Class B Common Stock. Only holders of Class A Common Stock are entitled to vote in the election of Class A Directors. Only holders of Class B Common Stock are entitled to vote in the election of Class B Directors. On all matters other than the election of directors, the holders of Class A Common Stock and the holders of Class B Common Stock vote together as a single class, with each Class A share entitled to one
(1) vote, or a total of 9,570,602 Class A votes, and each Class B share entitled to ten (10) votes, or a total of 66,476,470 Class B votes.

         A majority of the outstanding shares of Class A Common Stock, represented in person or by proxy, will constitute a quorum for purposes of electing Class A Directors, and a majority of the outstanding shares of Class B Common Stock, represented in person or by proxy, will constitute a quorum for purposes of electing Class B Directors. On all other matters that may be presented at the meeting, the holders of shares entitled to cast a majority of the votes which could be voted thereon will constitute a quorum.

                              ELECTION OF DIRECTORS
                              (Proposal 1 on Proxy)

         The Company's Bylaws provide that the Board of Directors shall consist of not less than seven nor more than eleven directors. The Board of Directors, pursuant to the authority conferred on them by the Bylaws, have set the number of directors at eleven, three of whom are to be elected by holders of the Company's Class A Common Stock and eight of whom are to be elected by holders of the Class B Common Stock. Three Class A Directors and eight Class B Directors, named below, have been nominated for election at the Annual Meeting. Each nominee is an incumbent director.

         Unless you request on your proxy card that voting of your proxy be withheld from any one or more of the following nominees for director, proxies of Class A Common Stock will be voted for the election of the three nominees for Class A Directors named below and proxies of Class B Common Stock will be voted for the election of the eight nominees for Class B Directors named below. In the event any nominee named below becomes unavailable for election, the proxies in the form solicited will be voted for an alternative or alternatives designated by the present Board of Directors. Directors serve until the next Annual Meeting of Shareholders and until their successors are elected or chosen.

Nominees for Class A Directors

         Philip Greer, age 66, became a director of the Company in 1992. He is chairman of the Audit Committee and a member of the Nominating and Governance Committee. Mr. Greer is a Managing Director of Greer Family Consulting and Investments LLC, an investment company. He was a general partner of Weiss, Peck & Greer, an investment company, for over twenty-five years, and subsequently a Managing Director of Weiss, Peck & Greer, LLC. Mr. Greer is also a director of Federal Express Corporation and Blyth, Inc. He graduated from Princeton University and the Harvard Graduate School of Business.

         Anthony Greener, age 62, joined the board in September 2000, and is the Chairman of the Nominating and Governance Committee and a member of the Audit Committee and the Compensation Committee. Mr. Greener is Deputy Chairman of British Telecom, PLC and Chairman of the University for Industry, a company which distributes on-line learning materials principally in the U.K. He is the retired Chairman of Diageo, a leading global consumer goods company formed in 1997 from the merger of Grand Metropolitan and Guinness. From 1987 until 1997 he was a member of the Board of Directors, and latterly Chairman and CEO, of Guinness.

         Bartlett R. Rhoades, age 64, became a director of the Company in 1989. He is chairman of the Compensation Committee and a member of the Nominating and Governance Committee and the Audit Committee. Mr. Rhoades has been involved in the management of a number of "start up" companies. He is currently an independent business consultant. He graduated from Harvard College and the Harvard Graduate School of Business.

Vote Required


Nominees for Class B Directors

         Robert G. Mondavi, age 89, founded the Company in 1966 and is now Chairman Emeritus. He began making wine in California in 1937 and in 1943 his family purchased the Charles Krug winery in the Napa Valley where he served as General Manager until 1966. He has been inducted into Fortune Magazine's Business Hall of Fame. He is a member of the American Institute of Wine and Food, the American Wine Society and the Commanderie de Bordeaux. He graduated from Stanford University. Robert Mondavi is the father of Michael and Timothy Mondavi and Marcia Mondavi Borger.

         R. Michael Mondavi, age 59, is the Company's Chairman of the Board. He helped found the Robert Mondavi Winery with his father in 1966 and has been a member of the Board of Directors since that time. Michael Mondavi has served as Chairman of the Wine Institute and of the Napa Valley Vintners Association and as a director of the American Vineyard Foundation. Mr. Mondavi is a director of Parrott Investment Company, Inc. and Bridgeford Flying Services. He graduated from Santa Clara University.

         Marcia Mondavi Borger, age 55, has been a director of the Company since 1978. She has worked for the Company in various capacities since 1967. From 1982 to 1992, she was the Company's Vice President, Eastern Sales. She is a graduate of Santa Clara University.

         Timothy J. Mondavi, age 51, is the Company's Vice Chairman and Winegrower. He began working at the Robert Mondavi Winery in 1974 and has been a member of the Board of Directors since 1978. Timothy Mondavi is a member of the Napa Valley Wine Technical Group and has served as a director of the Wine Institute. He graduated from the University of California at Davis, where he studied viticulture and enology.

         Frank E. Farella, age 73, has been a partner in the law firm of Farella, Braun & Martel since 1962. He has been a director of the Company since 1992. He is a graduate of San Francisco State University and Stanford University Law School.

         John M. Thompson, age 59, joined the board in May 2002. He is a member of the Compensation Committee and the Nominating and Governance Committee. Mr. Thompson began his career with IBM Corporation in 1966 as a systems engineer in Canada and was elected Vice Chairman of the Board in August 2000. He is a graduate of the University of Western Ontario with a degree in Engineering Science.

         Gregory M. Evans, age 53, was appointed to the Board of Directors, and became the Company's President and Chief Executive Officer, in May 2001. He was the Chief Operating Officer from 1998 to 2001 and the Chief Financial Officer from 1983 to 1998. Mr. Evans graduated from the University of California at Berkeley and holds an M.B.A. degree from the Harvard Graduate School of Business.

         Adrian Bellamy, age 60, joined the board in September 2002. He is a member of the Nominating and Governance Committee. Mr. Bellamy is the former Chairman and CEO of DFS Group Limited, a specialty luxury goods retailer. He is also a director of The Body Shop International PLC (Executive Chairman), The Gap, Inc., Gucci Group N.V. (Chairman), Reckitt Benckiser PLC, and Williams-Sonoma, Inc.

Recommendation

         The Board of Directors recommends that Class A shareholders vote FOR re-election of the above-named Class A Directors and that Class B shareholders vote FOR re-election of the above-named Class B Directors.

Vote Required

         The three nominees for Class A Directors and the eight nominees for Class B Directors receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as Class A Directors and Class B Directors, respectively. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Annual Meeting. In the absence of precedent to the contrary, the Company intends so to treat them.

Other Executive Officers

         The following are additional executive officers of the Company. All executive officers serve at the discretion of the Board of Directors, subject to the terms of any employment agreement.

          Peter Mattei, age 50, was appointed Senior Vice President, Group Production in July 2001. Prior to that he had been the Company's Senior Vice President, Production and Vineyards since 1991. Mr. Mattei holds a B.S. degree from the University of California at Davis and an M.B.A. degree from Stanford University.

         Michael K. Beyer, age 53, became the Company's Senior Vice President, General Counsel and Secretary in 1992. From 1976 to 1992, he was in private law practice in Silicon Valley and San Francisco. Mr. Beyer graduated from Harvard College and Boalt Hall School of Law of the University of California.

         Mitchell J. Clark, age 53, was appointed Senior Vice President, USA Sales in July 2001. Mr. Clark began working for the Company in 1979 and became Senior Vice President, Sales in 1994. He is a graduate of San Diego State University.

         Steven R. Soderberg, age 42, was appointed Senior Vice President, IT and Logistics in July 2001. Mr. Soderberg joined the Company in January 1998 as Senior Vice President, Information Systems. Prior to joining the Company he was Director of Information Systems, responsible for both International Information Systems and Application Development, at Symantec Corporation. Mr. Soderberg is a graduate of Stanford University.

         Henry J. Salvo, Jr., age 54, was appointed Executive Vice President and Chief Financial Officer in July 2001. Mr. Salvo joined the company in July 2000 as Senior Vice President and Chief Financial Officer. Prior to joining the Company he was Vice President and Treasurer for The Clorox Company. Mr. Salvo graduated from the University of California at Berkeley and holds an M.B.A. degree from California State University Hayward.

         Gregory J. Brady, age 41, was appointed Senior Vice President, Joint Ventures and Arrowood in July 2001. He joined the Company in 1992 as Tax Manager and was appointed Vice President-Tax Manager in 1997. Prior to coming to the Company he was Senior Manager at Price Waterhouse. Mr. Brady is a graduate of University of San Francisco.

         Gayle Dargan, age 37, was appointed Senior Vice President, Robert Mondavi Brand in July 2001. She joined the Company in 1996 as the Brand Manager for Woodbridge Winery. Prior to joining the Company she was Brand Manager for Gatorade and Snapple products at The Quaker Oats Company. Ms. Dargan is a graduate of Yale University (B.A.) and has a graduate degree from Northwestern University (M.B.A.).

         Dennis P. Joyce, age 40, was appointed Senior Vice President, Woodbridge Brand in July 2001. He joined the Company in 2001 as Vice President, Marketing for the Company's Lifestyle, Woodbridge and Robert Mondavi Coastal lines. From 1999 to 2000 he was Vice President, Marketing for PlanetRX.com, a leading Internet healthcare site. He also spent six years in brand management with Johnson & Johnson. Mr. Joyce is a graduate of Georgetown University, received his M.B.A. from the University of Michigan, and also studied at Oxford University.

        Russell Weis, age 39, was appointed Senior Vice President, International Business in July 2001. He joined the Company in 1993 as Export Manager, Asia Pacific. Prior to joining the Company he was International Brand Manager, California Wines for International Distillers and Vintners' North
American Business Development unit. Mr. Weis is a graduate of Pacific Union College.

Meetings and Committees of the Board of Directors

         The Board of Directors held five regular meetings during fiscal 2002. The Board of Directors has a Compensation Committee, an Audit Committee and a Nominating and Governance Committee.

         The Compensation Committee adopts and administers compensation plans for executive officers of the Company, including the Company's Amended and Restated 1993 Equity Incentive Plan. The Compensation Committee held four meetings in fiscal 2002. The members of the Compensation Committee are Messrs. Rhoades (Chairman), Greener and Thompson.

         The Audit Committee selects the independent accountants for the Company (subject to ratification by the shareholders), reviews the scope and results of the annual audit, approves the services to be performed by the independent accountants, and reviews the independence of the accountants, the performance and fees of the independent accountants, and the effectiveness and adequacy of the system of financial reporting and internal accounting controls. The Audit Committee held seven meetings during fiscal 2002. The members of the Audit Committee are Messrs. Greer (Chairman), Rhoades and Greener.

         The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter was appended to the 2001 proxy statement. The Board of Directors have determined that each member of the Audit Committee is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers.

         The Nominating and Governance Committee nominates, for shareholder approval, candidates for the Board of Directors. The committee is also responsible for governance matters including the qualifications and effectiveness of the Company's directors, the functions and membership of the board's committees, and compliance with the Company's Code of Conduct. The Nominating and Governance Committee held two meetings during fiscal 2002. The members of the Nominating and Governance Committee are Messrs. Greener (Chairman), Greer, Thompson and Bellamy.

Report of the Audit Committee

         The Audit Committee has reviewed and discussed with management the Company's audited financial statements for its fiscal year ended June 30, 2002. The committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The committee has reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed their independence with the independent accountants.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

   The foregoing report is given by members of the Audit Committee, namely:

Philip Greer          Anthony Greener       Bartlett R. Rhoades

PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information as of September 16, 2002 with respect to the beneficial ownership of the outstanding shares of Class A Common Stock and Class B Common Stock by (i) all persons known by the Company to own more than five percent of either class of the Company's Common Stock,
(ii) each director and director nominee and the executive officers named below under "Executive Compensation -- Summary Compensation Table", and (iii) all directors and executive officers as a group. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                                                  Class A Common Stock                         Class B Common Stock (1)
                                  ------------------------------------------------------     ------------------------------
                                                         Shares that May be
                                                              Acquired
                                                         within 60 days by
                                   Outstanding              Exercise of       Percent
                                      Shares           Options or Conversion     of             Shares             Percent
                                   Beneficially                  of            Class          Beneficially            of
 Beneficial Owner                     Owned                Class B Shares        (2)             Owned              Class
 ----------------                ---------------      ----------------------- -------       ---------------        -------
Robert G. Mondavi                      106,000               1,675,812   (3)   15.7              1,675,812          25.2
R. Michael Mondavi                           -               1,886,831   (4)   16.5              1,616,125   (7)    24.3
Timothy J. Mondavi                      15,000                 957,620   (5)    9.2                814,781   (8)    12.3
Marcia Mondavi Borger                        -               1,766,167   (6)   15.6              1,737,870   (9)    26.1
Dorothy R. Mondavi                      40,620                 180,536   (3)    2.3                180,536           2.7
Fidelity  Management  & Research       999,963    (10)              -          10.4                     -              -
Co.
  One Federal  St.,  Boston,  MA
02109
Lazard Asset Management Ltd.           718,860    (10)              -           7.5                     -              -
30 Rockefeller  Pl, 58th Fl, New
York, NY 10112
PPM America, Incorporated              631,088    (10)              -           6.6                     -              -
225 West Wacker Dr., Ste.  1200,
Chicago, IL  60606
Capital Guardian Trust Co.             592,500    (10)              -           6.2                     -              -
  333 So. Hope St, Los  Angeles,
CA  90071
Gregory M. Evans                        33,900                 143,027   (11)   1.8                     -              -
Henry J. Salvo, Jr.                      1,000                  19,058   (11)     *                     -              -
Frank E. Farella                         1,500                  28,300   (11)     *                     -              -
Philip Greer                             3,300                  30,800   (11)     *                     -              -
Bartlett R. Rhoades                      3,400                  24,300   (11)     *                     -              -
Anthony Greener                          1,000                   6,974   (11)     *                     -              -
John M. Thompson                         5,000                     346   (11)     *                     -              -
Adrian Bellamy                               -                     148   (11)     *                     -              -
All executive officers and             231,047               6,950,087   (12)  42.9               6,025,124  (13)   90.6
directors as a group (20
persons)

      *   Less than 1%

(1) 214,209 shares of Class B Common Stock held by Robert Mondavi Properties, Inc., a wholly-owned subsidiary of the Company, are not considered outstanding for purposes of these calculations.

(2) Under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a holder of Class B Common Stock is deemed to own beneficially the same number of shares of Class A Common Stock since the holder has the right, subject to the terms of the Stock Buy-Sell Agreement among the Company and the holders of the outstanding shares of Class B Common Stock, to convert his Class B Common Stock to Class A Common Stock. Pursuant to the same Rule, for purposes of calculating the percentage of the outstanding shares of Class A Common Stock owned by each named shareholder, the shares of Class A Common Stock which a holder of Class B Common Stock may acquire by conversion are considered outstanding only with respect to that holder. As a result, the stated percentages of ownership of the Class A Common Stock do not reflect the beneficial ownership of the Class A Common Stock which is actually outstanding as of September 16, 2002.

(3) Represents shares of Class A Common Stock which the holder has the right to acquire upon conversion of Class B Common Stock.

(4) Includes 1,616,125 shares of Class A Common Stock which the holder has the right to acquire upon conversion of Class B Common Stock and 270,706 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of September 16, 2002.

(5) Includes 814,781 shares of Class A Common Stock which the holder has the right to acquire upon conversion of Class B Common Stock and 142,839 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of September 16, 2002.

(6) Represents 1,737,870 shares of Class A Common Stock which the holder has the right to acquire upon conversion of Class B Common Stock and 28,297 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of September 16, 2002.

(7) Excludes 105,000 shares of Class B Common Stock held by irrevocable trusts for the benefit of Michael Mondavi's children. Mr. Mondavi disclaims the beneficial interest in such shares. Includes 366,274 shares of Class B Common Stock owned by or in trust for Isabel Mondavi, Michael Mondavi's wife.

(8) Excludes 338,058 shares of Class B Common Stock held by irrevocable trusts for the benefit of Timothy Mondavi's children.

(9) Excludes 155,480 shares of Class B Common Stock held by irrevocable trusts for the benefit of Ms. Borger's children. Ms. Borger is not the trustee of such trusts and has neither voting nor dispositive power with respect to such shares. Includes 111,125 shares of Class B Common Stock held in trusts for the benefit of Timothy Mondavi's children, for which Ms. Borger serves as trustee and with respect to which she disclaims beneficial ownership.

(10)  Based on most recent available filings on Form 13G.

(11) Represents shares of Class A Common Stock issuable pursuant to outstanding options exercisable within 60 days of September 16, 2002.

(12) Includes an aggregate of 924,963 shares of Class A Common Stock issuable pursuant to outstanding options exercisable within 60 days of September 16, 2002.

(13) Excludes an aggregate of 622,523 shares of Class B Common Stock owned outright by or in trusts for members of the Robert Mondavi family not otherwise listed above.


Agreement Among Holders of Class B Common Stock

         The holders of the outstanding shares of Class B Common Stock and the Company are parties to a Stock Buy-Sell Agreement (the "Buy-Sell Agreement"). Pursuant to the Buy-Sell Agreement, no holder of shares of Class B Common Stock may, with limited exceptions, transfer Class B Common Stock or convert Class B Common Stock into Class A Common Stock without first offering such stock to the Company and then to the other parties to the Buy-Sell Agreement. The Buy-Sell Agreement applies to a broad range of transfers and dispositions other than (i) certain lifetime or testamentary transfers to issue of Robert and Marjorie Mondavi, (ii) transfers to or in trust for charitable institutions or (iii) certain other permitted transfers.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation received for services rendered to the Company in all capacities during the fiscal years ended June 30, 2002, 2001 and 2000, respectively, by (i) the Company's Chief Executive Officer and (ii) the Company's four other most highly compensated executive officers (together, the "Named Executive Officers"):

                           Summary Compensation Table

                                             Annual Compensation                           Long-Term Compensation
                                     -------------------------------------        -----------------------------------------
                                                               (1) Other         # Securities    (6) Payouts        (7)
                            Fiscal                                Annual           Underlying      Long-Term      All Other
Name and Principal Position  Year       Salary      Bonus       Compensation         Options     Incentive Plan  Compensation
--------------------------- ------      -----       -----       -------------    ------------    --------------  ------------
Robert G. Mondavi            2002    $ 450,000       $   -         $    - (2)             -         $    -         $   -
  Chairman Emeritus          2001      450,000           -              - (2)             -              -             -
                             2000      467,308           -              - (2)             -              -             -

R. Michael Mondavi           2002      588,415           -        108,741 (3)        15,000              -        41,189
  Chairman of the Board      2001      537,307     205,200        108,741 (3)        47,003              -        51,975
                             2000      415,385     300,000        109,288 (3)        17,503              -        50,077

Timothy J. Mondavi           2002      464,539           -         69,396 (4)        15,000              -        32,518
  Vice Chairman              2001      440,383     195,500         69,228 (4)        23,336              -        44,512
                             2000      415,385     200,000         69,562 (4)         8,336              -        43,077

Gregory M. Evans             2002      520,154           -              - (2)        25,000              -        36,411
  President and              2001      413,844     179,100              - (2)        30,000              -        51,905
  Chief Executive Officer    2000      337,500     404,000              - (2)             -              -        28,210

Henry J. Salvo, Jr.          2002      344,295           -         41,746 (5)        18,000              -        24,101
  Executive  Vice President  2001      301,733     106,000         41,634 (5)        36,500              -        28,541
  and
  Chief  Financial Officer   2000            -           -              -                 -              -             -



(1) Includes perquisites, none of which individually exceeded 25% of total perquisites for the Named Executive Officer, except as noted.
(2) Individual perquisites do not exceed the lesser of $50,000 or 10% of salary and bonus.
(3)   Includes $94,500 in life insurance benefits.
(4)   Includes $55,995 in life insurance benefits.
(5) Includes $28,080 in life insurance benefits and $12,700 in automobile allowance.
(6) The Company has a deferred executive incentive compensation plan (the "E.I.C.P.") in which certain key officers participate. Under the E.I.C.P., the Compensation Committee of the Board of Directors may make annual awards of units to senior management plan participants. Each unit earns a percentage of plan income, based on the Company's pre-tax earnings as calculated on a FIFO basis, for a period of five years. The percentage of plan income earned varies from 0.01% to 0.014%. Unit earnings vest at the rate of 20% per year over the same five-year period. At the end of five years, a portion of the earnings is distributed to the participant and any balance is deferred and earns interest at the Company's average borrowing rate until distribution under the terms of the E.I.C.P. The last units awarded under the plan vested in fiscal 1998 and amounts distributed at that time to the named executive officers were reported here. No distributions from the E.I.C.P. were made to the named executive officers in fiscal 2000, 2001 or 2002. For units granted prior to fiscal 1989, up to 30% of the earnings were initially distributed to the participant. For units granted during and after fiscal 1989, the participant may elect in the year of grant to receive up to 100% of earnings in the initial distribution or to defer any portion of such amount. Upon termination of employment due to death, disability, retirement or involuntary termination without cause, the participant's units become fully vested and the participant is entitled to receive all earnings accumulated on units through the end of the fiscal year in which the termination occurs. Upon termination of employment for cause or certain voluntary terminations, the participant is entitled to receive all earnings accumulated on units through the end of the fiscal year prior to the year the termination occurs. The Company has the option to distribute plan balances over a ten-year period.
(7) Includes the Company's contribution on behalf of the Named Executive Officers to the Company's defined contribution retirement plan and supplemental executive retirement plan. Retirement plan contributions in fiscal 2002 were $41,189 for R. Michael Mondavi; $32,518 for Timothy J. Mondavi; $36,411 for Gregory M. Evans; and $24,101 for Henry J. Salvo, Jr.

Option Grants

         The following table sets forth information with respect to options granted to the Named Executive Officers during the 2002 fiscal year. The options were granted at an exercise price equal to 100% of the fair market value of the Class A Common Stock at the date of grant and they vest at the rate of 1/60 per month over 60 months. The options expire ten years after the date of grant, or, if earlier, 180 days after termination of employment:

                                         Option Grants in Last Fiscal Year (1)
                                                                                             Potential Realizable
                                                                                                   Value at
                                                                                            Assumed Annual Rates of
                                                                                           Stock Price Appreciation
                                               Individual Grants                             for Option Term (2)
                        ----------------------------------------------------------------- ---------------------------
                                         Percent of
                                        total options
                          Number of        granted
                          securities     to employees     Exercise or
                          underlying      in fiscal        base price       Expiration
Name                    options granted      year            ($/sh)            Date            5%             10%
----                    ---------------      ----         ------------      ----------     ---------      -----------
Robert G. Mondavi              -               -                -                -             $ -           $ -
R. Michael Mondavi          15,000             6.5          $32.30            11/1/11                       772,168
                                                                                            304,699
Timothy J. Mondavi          15,000             6.5          $32.30            11/1/11                       722,168
                                                                                            304,699
Gregory M. Evans            25,000            10.9          $32.30            11/1/11       507,832       1,286,947
Henry J. Salvo, Jr.         18,000             7.9          $32.30            11/1/11       365,639         926,602


(1) All options in this table relate to shares of Class A Common Stock.

(2) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term (ten years). These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the Company's future financial performance, overall market conditions and the optionee's continued employment during the prescribed vesting period.


Option Exercises and Year-end Value of Unexercised Options

         The following table sets forth information regarding each exercise of stock options during the 2002 fiscal year by a Named Executive Officer and the number and value of unexercised stock options held by the Named Executive Officers at June 30, 2002:

               Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values (1)

                                                           Number of securities               Value of unexercised
                                                         underlying unexercised options           in-the-money
                             Shares                         at fiscal year end             options at fiscal year end (2)
                          Acquired on     Value        --------------------------------  ---------------------------------
Name                       Exercise     Realized ($)   Exercisable     Unexercisable     Exercisable      Unexercisable
----                     -------------  -------------  --------------  ----------------  --------------   ----------------
Robert G. Mondavi               -         $    -               -                 -         $     -            $     -
R. Michael Mondavi          40,000       992,345         259,010            72,795       1,411,428            191,546

Timothy J. Mondavi              -              -         135,521            44,873         742,086            144,756
Gregory M. Evans            58,000     1,538,906         131,296            69,066       1,218,980            189,245
Henry J. Salvo, Jr.          1,000         2,700          14,517            38,983          23,195             65,065


         (1) All options in this table relate to shares of Class A Common Stock.

         (2) Represents the fair value of the underlying securities at fiscal year-end ($34.23 per share based on the NASDAQ closing price) minus the exercise price.

Options Authorized for Grant Under Equity Compensation Plans

         The following table sets forth information with respect to the Company's compensation plans under which stock options may be granted as of June 30, 2002. The equity compensation plans approved by shareholders include the 1993 Equity Incentive Plan and the 1993 Non-Employee Directors' Stock Option Plan.


                      Equity Compensation Plan Information

                             Number of securities to     Weighted average exercise    Number of securities remaining
                             be issued upon exercise        price of outstanding       available for future issuance
     Plan Category            of outstanding options              options             under equity compensation plan
-------------------------   ---------------------------  ---------------------------  --------------------------------
Equity compensation
plans approved by
shareholders                        1,564,663                     $ 32.04                         381,997

Equity compensation
plans not approved by
shareholders                           -                            -                               -

Total                               1,564,663                     $ 32.04                         381,997


Board Compensation

         Directors who are not employed by the Company are paid a $12,000 annual retainer, $1,000 for each Board meeting attended and $500 for each committee meeting attended. Non-employee directors are also reimbursed for expenses incurred in attending meetings. Upon election to the Board, each director is granted options to purchase that number of shares of Class A Common Stock equal to $150,000 divided by the closing price of the stock reported on NASDAQ on the date the director joins the Board. The Non-Employee Directors' Stock Option Plan also provides for additional annual grants to the outside directors of 2,000 options each year. The plan authorizes the Board of Directors to award options to an individual director or directors as a financial incentive. On July 11, 2001, the Board of Directors awarded 2,500 options to Mr. Greer and 2,500 options to Mr. Greener. The options, which vested immediately, are exercisable at $41.07 per share, the closing price of the Class A Common Stock on NASDAQ on the date of grant. By terms of the award Messrs. Greer and Greener will each receive, at the same $41.07 exercise price, 2,500 additional options if the Company's return on invested capital (ROIC) for its fiscal year ended June 30, 2004 is 10.7% per annum or better; 2,500 additional options if that figure is 11.2% or better; and 2,500 additional options if that figure is 11.7% or better.

Report of the Compensation Committee

General

         The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Compensation Committee is composed entirely of directors who are not employees of the Company, and who are independent under applicable NASD rules.

         The objective of the Company's executive compensation program is to develop and maintain executive reward programs which (i) contribute to the enhancement of shareholder value, (ii) are competitive with the pay practices of other industry-leading companies and (iii) attract, motivate and retain key executives who are critical to the long-term success of the Company. As discussed in detail below, the Company's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives, stock option grants and other stock-based awards under the Equity Plan and unit awards under the Company's Executive Incentive Compensation Plan (the "E.I.C.P."). These elements are designed to operate on an integrated basis and together comprise total compensation value.

         The Compensation Committee reviews executive compensation in light of the Company's performance during the fiscal year and compensation data at companies that are considered comparable. In reviewing the Company's performance during fiscal 2002, the Compensation Committee considered a variety of factors. The Company and the premium wine industry felt the effects of the recession and a worldwide oversupply of wine. Net revenues were down 8% from fiscal 2001, reflecting a decline in shipments and competitive pressure in the super-premium segment. Reported net income for fiscal 2002 was $25.5 million, compared to $43.3 million for fiscal 2001. The Company recorded significant charges to restructure its role at Disney's California Adventure and to write down excess inventories. At the same time it tightened its organization around the core brands and took significant steps to improve its return on capital and streamline its operations. In reviewing Company performance, the Compensation Committee considered these factors as a whole without assigning specific weights to particular factors.

Base Salary

         Base salary levels for the Company's executives are determined by the Compensation Committee based on factors such as individual performance (e.g. leadership, level of responsibility, management skills and industry activities), Company performance (as discussed above) and competitive pay practices. The base salary level for Mr. Robert Mondavi is established by his employment agreement described below.

         Base compensation for Mr. Evans, the Chief Executive Officer, was reviewed by the Compensation Committee in the context of compensation packages awarded to senior executive officers at comparable companies selected by an outside compensation consultant. The companies included in the comparison are not the same as the companies included in the peer group index in the performance graph included elsewhere herein. The Compensation Committee believes that the Company's most direct competitors for executive talent in the San Francisco Bay Area are not necessarily the same companies to which the Company would be compared for stock performance purposes. The Chief Executive Officer's base salary was reviewed against the 75th percentile of the comparative data.

Annual Cash Incentives

         The annual cash incentive is designed to provide a short-term (one-year) incentive to executives, is based on the Company meeting certain predetermined levels of pre-tax operating income, and is allocated among the executives based on the Committee's assessment of the performance of each executive, following consultation with the Chief Executive Officer. In addition, cash incentive compensation may be granted by the Committee to certain executives based on their performance of individual goals established in advance by the Committee. These individual goals may include objective and subjective factors, such as leadership and management skills, successful acquisitions or financings and improved performance of assets. Employee bonuses were eliminated for fiscal 2002 during the first fiscal quarter and therefore no cash bonuses were paid to the Named Executive Officers for fiscal 2002.

Stock Options

         Stock options are designed to provide long-term (ten-year) incentives and rewards tied to the price of the Company's Class A Common Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Compensation Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The Compensation Committee has not established any target level of ownership of Company Class A Common Stock by the Company's executives. However, retention of shares of Company stock by executives is encouraged.

E.I.C.P.

         Like the 1993 Equity Incentive Plan, the E.I.C.P. was designed to provide long-term (five-year) incentives and rewards tied to Company performance. Under the E.I.C.P., the Compensation Committee made annual awards of units to executive officers which earned a percentage of plan income based on the Company's pre-tax net income, as more fully described in footnote 9 to the Summary Compensation Table. The use of the E.I.C.P. as a regular element of compensation for executive officers was discontinued upon adoption of the 1993 Equity Incentive Plan and no awards have been made since that time. However, pursuant to the terms of the E.I.C.P., outstanding units will continue to accrue interest in future years.

IRC Section 162(m)

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1 million. Certain types of compensation, however, including "performance-based compensation," are disregarded for purposes of the deduction limitation. Awards of options and other stock-based incentives under the Equity Plan are intended by the Compensation Committee to qualify for the exclusion for performance-based compensation.

         The foregoing report is given by the members of the Compensation Committee, namely:

Anthony Greener            Bartlett R. Rhoades            John M. Thompson

Performance Graph

         The line graph below compares the cumulative total return to holders of the Company's Common Stock in the period from June 30, 1997 to June 30, 2002, with the cumulative total return in the same period on (i) the NASDAQ Stock Market Index (U.S.) and (ii) two peer group indices comprised of beverage alcohol companies whose returns have been weighted based on market capitalization as of June 30, 2002. The "old" peer group index includes Chalone Wine Group Ltd., Constellation Brands, Aldolph Coors Company, Anheuser-Bush Companies, Inc., Brown-Forman Corporation and Foster's Group Ltd. The "New" peer group index includes Chalone Wine Group, Ltd., Constellation Brands, Inc., Brown-Forman Corporation , Diageo PLC, Allied Domecq PLC, Pernod-Ricard SA, BRL Hardy Ltd., Vina Concha y Toro SA and Foster's Group Ltd. The graph assumes an investment of $100.00 on June 30, 1997 in the Company and in the comparison indices. "Total return," for purposes of the graph, assumes reinvestment of all dividends.

         The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

Beneficial Ownership Reporting Compliance

         The Company's executive officers, directors and greater-than-ten-percent beneficial owners are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2002 all filing requirements applicable to the Company's officers, directors and greater-than-ten-percent beneficial owners under Section 16(a) of the Exchange Act were complied with in a timely manner, with the following exceptions. The year-end Form 5's for R. Michael Mondavi, Marcia Mondavi Borger and Timothy J. Mondavi reporting gifts of 275 shares each from their father, Robert G. Mondavi, were filed late, although the gifts had earlier been timely reported by Robert
G. Mondavi. One Form 4 was filed late by Timothy J. Mondavi to report the conversion of 15,000 shares from Class B Common Stock to Class A Common Stock.

Employment Agreement

         In February 1993, Robert Mondavi entered into an agreement with the Company which replaced his Personal Services Agreement executed in 1979. The current agreement provides for a fixed annual salary of up to $500,000.

Certain Transactions

         Frank Farella is a partner in the law firm of Farella, Braun & Martel which provides certain legal services to the Company. Pursuant to a written agreement, the Company also buys wine grapes from Farella-Park Vineyards, a Napa Valley vineyard owner, in which Mr. Farella holds an interest. The Company paid Farella-Park Vineyards $128,000 for grapes during the fiscal year ended June 30, 2002.

         In November, 1998 Michael Mondavi bought approximately 18 plantable acres of land in Napa Valley from an unaffiliated third party. He has hired Robert Mondavi Winery to develop and farm the land as vineyards, for which he pays the winery a fee equal to $250 per plantable acre plus its costs of farm labor, materials and equipment. From time to time Mr. Mondavi may sell grapes from the vineyard to the Company at prevailing market prices.

         It is the Company's current policy that all transactions by the Company with its officers, directors, 5% shareholders and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company.


                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                              (Proposal 2 on Proxy)

         The firm of PricewaterhouseCoopers LLP has served as independent accountants for the Company since fiscal 1978 and has been appointed by the Audit Committee of the Board of Directors as the Company's independent accountants for the fiscal year 2003, subject to ratification by the shareholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be available at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if they wish.

Audit Fees

         PricewaterhouseCoopers LLP billed the Company an aggregate of $214,000 for its professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 and its reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year.

Financial Information Systems Design and Implementation Fees

         PricewaterhouseCoopers LLP was not engaged to provide financial information system design and implementation services to the Company for the fiscal year ended June 30, 2002.

All other fees

         PricewaterhouseCoopers LLP billed the Company an aggregate of $160,000 for its services, other than those described in the two preceding items, for the fiscal year ended June 30, 2002.

         The Audit Committee has determined that Pricewaterhouse Coopers LLP's provision of the services described above is compatible with maintaining its independence.

Recommendation

         The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.


                            PROPOSED AMENDMENT TO THE
                           1993 EQUITY INCENTIVE Plan
                              (Proposal 3 on Proxy)

         Shareholders are asked to approve an amendment to the 1993 Equity Incentive Plan (the "Equity Plan"), adopted by the Board of Directors on September 16, 2002, which extends the term of the plan by ten years to February 25, 2013. A copy of the Equity Plan with the proposed amendment is appended to this Proxy Statement. The summary below is qualified by reference to the plan document.

Purpose

         The purpose of the Equity Plan is to afford selected key employees the opportunity to acquire an equity interest in the Company, so as to attract and retain highly qualified individuals for positions of substantial responsibility, to provide them with additional incentives in line with the interests of shareholders and thereby to promote the success of the Company. At its adoption in February 1993 the plan had a term of ten years, the maximum allowable under applicable law. The proposed amendment would extend the term of the plan, without any other changes, for an additional ten years. No additional shares will at this time be reserved for issuance pursuant to the plan than have already been reserved with prior approval of the shareholders.

Shares Available under Plans

         3,185,294 shares of Class A Common Stock have been reserved for issuance under the Equity Plan. To date options covering a total of 3,087,958 shares have been granted, 265,916 options have been forfeited, and 363,252 options remain available for grant (plus any options which may be forfeited and thus become available again for future grants).

Administration of and Eligibility for Equity Plan

         The Equity Plan is administered by the Compensation Committee of the Board of Directors. It provides that options and other forms of stock-based awards may be granted to key employees (including officers and directors who are also employees) and consultants to the Company or any parent or subsidiary. Incentive stock options may only be granted to employees. The Compensation Committee selects qualified participants and determines the amount of the award and pertinent terms and restrictions applicable to each participant. In making such determination, there is taken into account the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company and other relevant factors. The plan authorizes the Compensation Committee to grant stock options, stock appreciation rights, performance grants, stock bonuses and awards of restricted stock.

Terms of Options Under Equity Plan

         Options granted under the Equity Plan are evidenced by a written Option Agreement between the Company and the optionee. The Compensation Committee may determine the specific terms of each Option Agreement within the limits set forth in the Equity Plan. Options are designated at the time of grant as incentive stock options or non-statutory options. Options granted by the Company are typically subject to the following terms and conditions:

         (a) Exercise of the Option. Options generally vest at the rate of 1.67% per month over a 60 month period and terminate ten years after the date of the grant. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Class A Common Stock to be purchased and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may be by cash, or, in the discretion of the Compensation Committee, by (i) delivery to the Company of other Class A Common Stock, (ii) a deferred payment plan with interest payable at least annually, (iii) various cashless exercise methods, or (iv) any other form of legal consideration that is acceptable to the Committee. Options expire ten years after the date of grant.

         (b) Exercise Price. The exercise price of any incentive stock option granted under the Equity Plan must be at least 100% of the fair market value per share at the time of grant. The exercise price of any non-statutory stock option granted under the Equity Plan must be at least 50% of the fair market value per share at the time of grant. The Compensation Committee may, with the consent of holders of outstanding options, reprice or grant new options in substitution for outstanding options.

         (c) Termination of Employment. If an optionee's employment or consulting relationship with the Company is terminated, options which have vested must generally be exercised within six months after termination. In case of an optionee's death, disability or retirement, the Compensation Committee, in its discretion, may extend the option exercise period.

         (d) Transferability. Except as may be allowed by the Compensation Committee in specific cases, options may not be sold, pledged, assigned or otherwise disposed of other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by such optionee.

Stock Appreciation Rights

         A stock appreciation right or SAR is a right to receive a payment, in cash, shares of stock or a combination of cash and stock, equal to the excess of the market price at time of exercise of a specified number of shares over the exercise price of the SAR. The Equity Plan authorizes the Compensation Committee to grant SAR's either separately or in tandem with options.

Performance Grants

         A performance grant is a grant, subject to the attainment of specified performance goals, of shares of stock or of the right to receive shares of stock (or their cash equivalent or a combination of both) in the future. The Equity Plan authorizes the Compensation Committee to fix the terms of each performance grant, including the performance goals on whose attainment the value of the grant is conditioned. Performance goals may include, among other things, return on assets, operating ratios, cash flow, shareholder return, revenue growth, net income, earnings per share, debt reduction, return on investment, revenue and attainment of budgets. The earned portion of a performance grant may be paid out in restricted or non-restricted shares, cash or a combination of shares and cash in the discretion of the Compensation Committee.

Stock Bonuses and Restricted Stock

         The Equity Plan authorizes the Compensation Committee to award shares as a stock bonus, as well as to make shares available to a participant for purchase, subject to vesting requirements or other restrictions as the Compensation Committee may impose. Stock may be awarded or sold in consideration of past services rendered to the Company. Awards may provide that shares will be issued at the time of award, subject to forfeiture if the restrictions are not satisfied, or that shares will be issued only upon fulfillment or expiration of the restrictions.

Amendment and Termination of the Plan

         The Board may amend or terminate the Equity Plan, except that such termination may not affect options previously granted nor may any amendment make any change in an option previously granted, which adversely affects the rights of any participant. No amendment may be made to the Equity Plan without prior approval of the shareholders to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 422 of the Internal Revenue Code of 1986, as amended. Unless the proposed amendment is approved, the Equity Plan will expire on February 25, 2003. Expiration of the plan would not affect options or other stock rights granted before that time.

Restrictions on Resale

         Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act of 1933. Even though the sale of Class A Common Stock by the Company to affiliates and other participants under the Equity Plan is registered under the Securities Act, such shares may only be reoffered or resold by affiliates pursuant to an effective registration statement, Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. Participants who are not affiliates may resell stock acquired under the Equity Plan without further registration and free of the restrictions of Rule 144. Executive officers and directors who participate in the Equity Plan may also be subject to the prohibition on short-swing profits contained in Section 16(b) of the Securities Exchange Act of 1934, although the Equity Plan is designed to meet the exemption created by Rule 16 b-3.

Tax Consequences of Options

         Incentive Stock Options

         (a) General Rules. If an option granted under the Equity Plan is treated as an incentive stock option (an "ISO") under the Code, the optionee will recognize no income upon grant of the option, and will recognize no income upon exercise of the option unless the alternative minimum tax rules apply. See "Alternative Minimum Tax" below. The Company will not be entitled to a deduction either at the time of the option grant or upon exercise of the option.

         (b) Holding Periods. Upon the sale of the shares at least two years after the grant of an ISO and one year after exercise of an ISO (the "statutory holding periods"), any gain will be taxed to the optionee as either mid-term or long-term capital gain. If the statutory holding periods are not satisfied (i.e., the optionee makes a "disqualifying disposition"), the optionee will recognize compensation income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. Any additional gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss.

                  Different rules may apply if shares are purchased by an optionee who is subject to the short-swing prohibitions of Section 16(b) of the Securities Exchange Act of 1934 and the optionee subsequently disposes of such shares prior to the expiration of statutory holding periods. Vested ISO's which are not exercised within ninety days after the optionee's termination of employment automatically become non-statutory options and are taxed in the manner described below.

         (c) Surrendered Shares. If shares of the Company's Class A Common Stock which were acquired on exercise of an ISO are surrendered ("surrendered shares") in connection with the exercise of another ISO within the statutory holding periods, the exchange will be treated as a "disqualifying disposition" of such surrendered shares and the excess of the fair market value of such shares on the date they were purchased over the purchase price will be recognized by the optionee as compensation income, unless the fair market value of the surrendered shares declined in value since the shares were purchased. In that event, the optionee's compensation income will be limited to the amount (if any) by which the fair market value of the surrendered shares at the date of the exchange exceeds the option price paid for such surrendered shares. Any excess of the fair market value of the surrendered shares at the date the shares are surrendered over the purchase price paid for such surrendered shares, which is not recognized as compensation income as described above, will not be recognized as taxable gain at the time of the exchange. The Company will be allowed a deduction in the amount of the ordinary income recognized by the optionee. If the surrender of shares of the Company's Class A Common Stock in connection with the exercise of an ISO does not result in a disqualifying disposition of such surrendered shares, the optionee will not recognize taxable income at the time of such option exercise (unless the alternative minimum tax rules apply), and the Company will not be allowed a deduction.

         (d) Federal Estate Taxes. Upon the death of an optionee who has not exercised an ISO, the value of such option (determined under applicable Treasury regulations) will be includable in the optionee's estate for federal estate tax purposes. Upon the exercise of such option, the holder's basis in the option shares will include the value of the option included in the estate plus the price paid for the option shares. Different rules apply if the option shares are sold before the expiration of the one-year and two-year holding periods described above.

         Non-statutory Options

         (a) General Rules. An optionee will not recognize any taxable income at the time he is granted a non-statutory option. Upon exercise of the option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. Taxation may be deferred for a six-month period after exercise (unless a Section 83(b) election is filed with the Internal Revenue Service within 30 days after the date of exercise) when shares are purchased by an optionee who is subject to Section 16(b) of the Exchange Act.

                  Upon the surrender of shares of the Company's Class A Common Stock in connection with the exercise of a non-statutory stock option, the optionee will recognize compensation income as described above. A number of the acquired shares, equal in number to the surrendered shares, will have a basis equal to the optionee's basis in the surrendered shares. Any additional shares acquired in the exchange will have a zero basis, increased by any compensation income recognized with respect to the exercise of the non-statutory option.

                  The Company will be entitled to a tax deduction in the amount and generally at the time that the Optionee recognizes ordinary income with respect to shares acquired upon exercise of a non-statutory option.

         (b) Withholding. The compensation income recognized by an optionee who is also an employee or former employee will be treated as wages and will be subject to income tax and employment tax withholding by the Company out of the current compensation paid to the optionee. If such current compensation is insufficient to pay the withholding tax, the optionee will be required to make direct payment to the Company for the tax liability.

         (c) Gain or Loss on Sale. Upon a resale of such shares by the optionee, any difference between the sales price and the fair market value of the shares on the date of exercise of the non-statutory option will be treated as capital gain or loss.

         (d) Federal Estate Tax. Upon the death of an optionee who has not exercised his or her non-statutory option, the value of such option (determined under applicable Treasury regulations) will be includable in the optionee's estate for federal estate tax purposes. Upon the exercise of such option, the holder will recognize compensation income as described above, and will be allowed a deduction based upon any estate tax paid with respect to the value of such option.

         Alternative Minimum Tax

         The exercise of an ISO may subject the optionee to the alternative minimum tax ("AMT") under Section 55 of the Code. The AMT is calculated by applying a tax rate of 26% on the first $175,000 in excess of the exemption amount and 28% on the excess over $175,000. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference, less (iii) an exclusion of $45,000 for joint returns and $33,750 for individual returns. These exclusion amounts are reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income exceeds $150,000 and $112,500, respectively.

         In computing alternative minimum taxable income, shares purchased upon exercise of an ISO are treated as if they had been acquired by the optionee pursuant to a non-statutory option. This may be particularly significant with respect to optionees who are subject to Section 16(b) of the Exchange Act. See "Non-statutory Options." Under certain circumstances, an optionee may affect the timing and measurement of AMT by filing an election with the Internal Revenue Service under Section 83(b) within thirty days after the date of exercise of an ISO. Therefore, an optionee should consult his own tax advisor prior to exercising an ISO concerning the advisability of filing an election under
Section 83(b) of the Code.

Other Equity Plan Benefits

         A participant granted a Stock Appreciation Right or SAR will have no taxable income upon the grant, but will recognize taxable income upon the exercise of the SAR measured by the difference between the market value of the underlying Class A Common Stock at exercise and the exercise price. The Company will be entitled to a corresponding tax deduction at that time. With respect to Performance Grants, Stock Bonuses and Restricted Stock, a participant will generally include as ordinary income the excess of the fair market value of the Class A Common Stock received over any applicable exercise price at the time that the stock becomes substantially vested. The Company will be entitled to a corresponding tax deduction at that time.

Provisions Relating to Section 162(m) of the Code

         Section 162(m), as added to the Code in 1993, denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1 million. It is possible that compensation attributable to awards under the Equity Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called "performance-based compensation," are disregarded for purposes of the deduction limitation. Compensation attributable to stock options and SARs having an exercise price not less than the fair market value of the Company's Class A Common Stock on the grant date should qualify as performance-based compensation under the Equity Plan. Compensation attributable to Performance Grants has also been structured to qualify for the performance-based compensation exclusion to the $1 million deduction limitation.

Recent Stock Price

         The closing price of the Class A Common Stock on September 16, 2002, as reported on the NASDAQ Stock Market, was $33.85 per share.

Recommendation

         The Board of Directors recommends that shareholders vote FOR approval of the proposed amendment to the Equity Incentive Plan. If this proposal is not approved, then the plan will remain in effect as previously adopted and amended.

                                  OTHER MATTERS

General

         The Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters described above. If any other business should properly come before the meeting, it is the intention of the persons named in the proxies to vote in accordance with the recommendation of the Board of Directors. Discretionary authority for them to do so is contained in the proxy cards.

Deadline for Shareholder Proposals

         Any shareholder proposal intended for presentation at the 2003 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices located at 7801 St. Helena Highway, Oakville, California 94562 by May 30, 2003 for inclusion in the Company's proxy materials related to that meeting.

         The Bylaws of the Company provide that in order for a shareholder to bring business before or propose director nominations at an Annual Meeting, the shareholder must give written notice to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of the Annual Meeting. The notice must contain specified information about the proposed business or each nominee and about the shareholder making the proposal or nomination. In the event that less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the date on which such notice of the Annual Meeting date was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs.

                                           By Order of the Board of Directors,

                                           By: /s/ Mike Beyer
                                           --------------------------------


                                           Mike Beyer
                                           Secretary

September 27, 2002

                                    EXHIBIT A

                         THE ROBERT MONDAVI CORPORATION
                              AMENDED AND RESTATED
                           1993 EQUITY INCENTIVE PLAN

1.       PURPOSE.

(a) The purpose of this Plan is to provide a means by which selected key Employees of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of Stock Awards including (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Grants, (iv) Stock Bonuses and (v) Restricted Stock or Restricted Stock Units, all as defined below.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) In the discretion of the Committee to which responsibility for administration of the Plan is delegated pursuant to Section 3, an Employee or Consultant may be granted any Stock Award permitted under the provisions of the Plan, and more than one Stock Award may be granted to a participant. Stock Awards may be granted as alternatives to or replacements of Stock Awards outstanding under the Plan or any other awards outstanding under another plan or arrangement of the Company or an Affiliate. All Stock Awards which are granted as Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.       DEFINITIONS.

(a) "Affiliate" means any parent corporation, subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and
(f), respectively, of the Code or a partnership, joint venture or other entity in which the Company owns a substantial equity interest.

(b)  "Board" means the Board of Directors of the Company.

(c)  "Code" means the Internal Revenue Code of 1986, as amended.

(d) "Committee" means the Compensation Committee of the Board of Directors or another committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(e)  "Company" means The Robert Mondavi Corporation, a California corporation.

(f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

(g) "Continuous Status as an Employee or Consultant" the employment or the relationship as a Consultant is not interrupted or terminated. The Committee, in its sole discretion, may determine whether Continuous Status as an Employee or Consultant shall be considered interrupted in the case of
     (i) any approved leave of absence, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of the Company or between the Company and its Affiliates or their successors.

(h)  "Director" means a member of the Board.

(i) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

(j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

(k) "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time.

(l) "Fair Market Value" means, as of any date, the value of the Company's Class A Common Stock determined as follows:

     (1) Where there exists a public market for the Class A Common Stock, the Fair Market Value shall be (A) the closing price for a share of Class A Common Stock on the date of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Committee to be the primary market for the Class A Common Stock or the Nasdaq National Market, whichever is applicable or
(B) if the Class A Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share of Class A Common Stock on the Nasdaq Small Cap Market on the date of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

     (2) In the absence of an established market for the Class A Common Stock of the type described in (1), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

(m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

(o) "Officer" means a person who is an "executive officer" of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p)  "Option" means a stock option granted pursuant to the Plan.

(q) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(r) "Optioned Shares" means that number of shares of Class A. Common Stock of the Company subject to an Option.

(s)  "Optionee" means an Employee or Consultant who holds an outstanding Option.

(t)  "Performance  Criteria"  means the various  business  criteria set forth in
     Section 8(b).

(u) "Performance Grant" means a grant of shares of Class A Common Stock or of a right to receive shares of Class A Common Stock (or their cash equivalent or a combination of both) based on such performance goals, factors or other conditions, restrictions or contingencies as may be fixed by the Committee and as set forth herein.

(v)  "Plan" means this 1993 Equity Incentive Plan.

(w) "Restricted Stock" and "Restricted Stock Units" means Optioned Shares awarded and held subject to the restrictions set forth in Section 9, and rights to receive Restricted Stock, respectively. In lieu of Restricted Stock, the Company may grant Restricted Stock Units.

(x) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect when discretion is being exercised with respect to the Plan.

(y) "Stock Appreciation Right" or "SAR" means the right of a participant to receive, in cash, Class A Common Stock or Optioned Shares, the excess of
     (A) the Fair Market Value of a specified number of shares of Class A Common Stock at the time of exercise, over (B) an exercise price established by the Committee.

(z) "Stock Award" means any right granted under the Plan, including any Option, Stock Appreciation Right, Performance Grant, any Stock Bonus, an award of Restricted Stock or Restricted Stock Units, and any other incentive-based awards adopted pursuant to Section 15 of this Plan.

(aa) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(bb) "Stock Bonus" means current or deferred Optioned Shares granted pursuant to
     Section 9.

3.       ADMINISTRATION.

     (a) The Plan shall be administered by a Committee, unless the Board, in its discretion, assumes administration of the Plan, whereupon the Board shall have all powers herein conferred on the Committee.

     (b) The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; the provisions of each such Stock Award (which need not be identical); and the number of shares with respect to which Stock Awards shall be granted to each such person. The maximum number of Optioned Shares that may be covered by Options, Stock Appreciation Rights, Performance Grants, Stock Bonuses and Restricted Stock granted to any one individual shall be 100,000 shares during any single calendar year.

(2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3) Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company.

     (c) The Committee shall consist of not fewer than two (2) members of the Board. The Committee's powers enumerated above shall be subject to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

     (d) All judgments, determinations, and actions of every kind and nature with respect to the Plan and its administration undertaken by the Committee or the Board shall be made in the sole discretion of the Committee or Board as the case may be.

4.       SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 14 below, the maximum number of Optioned Shares that may be issued to participants and their beneficiaries under the Plan shall not exceed in the aggregate two million five hundred eighty five thousand two hundred ninety four (2,585,294). If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Optioned Shares not acquired shall revert to and again become available for issuance under the Plan. In the event of an exercise of an SAR for cash, or payment of cash for Restricted Stock Units, no Optioned Shares shall be deemed to have been utilized.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

  (a) Incentive Stock Options may be granted only to key Employees. Stock Awards other than Incentive Stock Options may be granted only to key Employees or Consultants.

     (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant

6.       OPTION PROVISIONS.

         An Option represents the right to purchase a specified number of shares during a specified period at a price per share that is no less than that required by Section 6(b). Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

     (a) No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than fifty percent (50%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The foregoing not withstanding, the Committee may provide that the date of grant of any Nonstatutory Stock Option is the date on which the Optionee was hired or promoted (or similar event) if the grant of the Option occurs not more than 90 days after the date of such hiring, promotion or other event. The exercise price of each Option shall be specified in the Option Agreement.

     (c) The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) as determined by the Committee (and, in the case of an Incentive Stock Option, determined at the time of grant), (A) by delivery to the Company (including by attestation) of other Class A Common Stock of the Company (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the shares of Class A Common Stock used to pay the exercise price unless otherwise determined by the Committee), (B) according to a deferred payment or other arrangement with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d) (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the payment of the exercise price unless otherwise determined by the Committee), (C) by cashless exercise methods which are permitted by law, including, without limitation, methods whereby a broker sells the Optioned Shares to which the exercise relates or holds them as collateral for a margin loan, delivers the Option Price to the Company, and delivers the remaining proceeds to the Optionee (and in connection therewith, the Company may establish a cashless exercise program including a program where the commissions on the sale of Optioned Shares to which the exercise relates are paid by the Company), or (D) in any other form of legal consideration that may be acceptable to the Committee. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (ii) an accounting compensation charge to the Company.

     (d) Except as may be permitted by the Committee in any particular Option Agreement, an Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person.

     (e) The total number of Optioned Shares may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any Optioned Shares then remaining subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions in the Option Agreement governing the minimum number of shares as to which an Option may be exercised.

     (f) In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon Disability or death), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Committee and specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

     (g) In the event an Optionee's Continuous Status as an Employee or Consultant terminates as a result of Disability, the Optionee may exercise his or her Option, but only within such period of time as is determined by the Committee and specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

     (h) In the event an Optionee's Continuous Status as an Employee or Consultant terminates as a result of death, the Option may be exercised, but only within such period of time as is determined by the Committee and specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Options by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the time of death.

     (i) The Option Agreement may, but need not, include a provision whereby the Optionee may elect at any time while an Employee or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Committee determines to be appropriate.

7.       STOCK APPRECIATION RIGHTS ( "SARs").

(a) A Stock Appreciation Right or SAR is a right to receive a payment, in cash, Class A Common Stock, Optioned Shares or a combination of the foregoing, equal to the excess of the Fair Market Value at time of exercise of a specified number of shares over the aggregate exercise price of the SARs being exercised. The aggregate exercise price of SARs shall not be less than fifty percent (50%) of the Fair Market Value of the specified number of shares subject to the SARs. Subject to the other applicable provisions of the Plan, the Committee shall have the authority to grant SARs to a Plan participant either separately or in tandem with other Stock Awards. The exercise of a tandem Stock Award shall result in an immediate cancellation of its corresponding SAR, and the exercise of a tandem SAR shall cause an immediate cancellation of its corresponding Stock Award. SARs shall be subject to such other terms and conditions as the Committee may specify.

     (b) Upon the exercise of an SAR, the participant shall be entitled to receive an amount equal to the difference between the Fair Market Value of a share of Class A Common Stock of the Company on the date of exercise and the exercise price of the SAR. The Committee shall decide whether such payment shall be in cash, Class A Common Stock, Optioned Shares or in a combination thereof.

8.       PERFORMANCE GRANTS.

     (a) A Performance Grant is a grant, subject to the attainment of the Performance Criteria, of shares of stock or of the right to receive shares of stock (or their cash equivalent or a combination of both) in the future. Subject to the other applicable provisions of the Plan, Performance Grants may be awarded to Employees or Consultants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of Performance Grants so issued to a participant and the appropriate period over which performance is to be measured ("performance cycle").

     (b) The value of each Performance Grant may be fixed or it may be permitted to fluctuate based on the Performance Criteria selected by the Committee. The Committee shall establish Performance Criteria that, depending on the extent to which they are met, will determine the ultimate value of the Performance Grant or the portion of such Performance Grant earned by participants, or both. The Committee shall establish performance goals and objectives for each performance cycle and shall identify one or more of the following business criteria or objectives that is to be monitored during the performance cycle in determining the Performance Grant: return on assets, operating ratios, cash flow, shareholder return, revenue growth, net income, earnings per share, debt reduction, return on investment, revenue and attainment of budgets.

     (c) The Committee shall determine the portion of each Performance Grant that is earned by a participant on the basis of the achievement of the Performance Criteria during the performance cycle in relation to the performance goals for such cycle. The earned portion of a Performance Grant may be paid out in restricted or non-restricted shares, cash or a combination of both as the Committee may determine.

     (d) A participant must be an Employee or Consultant of the Company at the end of the performance cycle in order to be entitled to payment of a Performance Grant issued in respect of such cycle; provided, however, that, except as otherwise determined by the Committee, if a participant ceases to be an Employee or Consultant of the Company upon the occurrence of his or her death, retirement, Disability or other reasons determined by the Committee prior to the end of the performance cycle, the participant shall earn a proportionate portion of the Performance Grant based upon the elapsed portion of the performance cycle and the Company's performance over that portion of such cycle.

9.       STOCK BONUSES AND RESTRICTED STOCK.

         The Committee may at any time and from time to time award a Stock Bonus, Restricted Stock or Restricted Stock Units to such participants and in such amounts as it determines. An award of Restricted Stock or Restricted Stock Units may specify, in the Stock Award Agreement, the applicable restrictions, if any, on the shares subject thereto, the duration of such restrictions, and the time or times at which the restrictions shall lapse with respect to all or part of the shares that are part of the award. Each Stock Bonus or Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of Stock Bonuses or grants of Restricted Stock or Restricted Stock Units may change from time to time, and the terms and conditions of separate agreements need not be identical, but each Stock Bonus or Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:


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

     (a) The Committee may determine that eligible participants in the Plan may be awarded Optioned Stock pursuant to a Stock Bonus in consideration for past services actually rendered to the Company or for its benefit.

     (b) Except as permitted by the Committee in any particular Stock Award Agreement, no rights under a Stock Bonus or Stock Award Agreement shall be transferable except by will or by the laws of descent and distribution so long as Optioned Shares awarded under such agreement remain subject to the terms of the agreement.

     (c) The purchase price of Optioned Shares acquired pursuant to a Stock Award Agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion.

10.      CANCELLATION AND RE-GRANT OF OPTIONS.

         The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options (i) the repricing of any outstanding Options under the Plan and/or (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock but having an exercise price per share of not less than fifty percent (50%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a 10% stockholder (as described in subsection 5(c)), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date.

11.      COVENANTS OF THE COMPANY.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933 (the "Securities Act") either the Plan, any Stock Awards or any stock issued or issuable pursuant to any such Stock Awards. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of Stock Awards unless and until such authority is obtained.

12.      USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

13.      MISCELLANEOUS.

     (a) The Committee shall have the power to accelerate the time at which a Stock Award may first be exercised, or the time during which a Stock Award or any part thereof will vest, notwithstanding the vesting conditions of the original grant.

     (b) Neither a Plan participant nor any person to whom a Stock Award may be transferred under the applicable restrictions of the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms or the reservations, conditions and contingencies applicable to each other form of Stock Award shall have been satisfied.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant hereto shall confer upon any Employee, Consultant, Optionee or other holder of Stock Awards any right to continue in the employ or service of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Consultant of any Employee, Consultant, Optionee or other holder of Stock Awards with or without cause.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) The Company may require any recipient of a Stock Award, or any person to whom a Stock Award is transferred in accordance with the applicable terms of the Plan, as a condition of exercising any such Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise of or acquisition of stock under a Stock Award by any of the following means or by a combination of such means as determined by the Committee in its discretion: (1) withholding from compensation; (2) tendering a cash payment; (3) authorizing the Company to withhold shares from the shares of Class A Common Stock otherwise issuable to the participant as a result of the exercise of or acquisition of stock under the Stock Award (but only the number of shares sufficient to satisfy the minimum tax withholding obligation of the Company); or (4) delivering to the Company owned and unencumbered shares of the Class A Common Stock of the Company owned by such person.

14.      ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the company is the surviving corporation but the shares of the Company's Class A Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then at the sole discretion of the Committee and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, (ii) the time during which such Stock Award may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event, or (iii) such Stock Awards shall continue in full force and effect.

15.      AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan in any manner. However, except as provided in Section 14 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment where the amendment will:

          (1) Increase the number of shares reserved for Stock Awards under the Plan;

          (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 162(m) or Section 422 of the Code); or

          (3) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of
     Section 162(m) or Section 422 of the Code, of Rule 16b-3 under the Exchange Act, or of the Nasdaq National Market or any exchange on which the Company's shares may be listed.

     (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith; provided, however, shares covered by any Stock Awards in excess of the maximum number of Optioned Shares provided for in Section 4(a) above shall be deemed awarded on the date of the Initial Stock Award if shareholders approve the increase pursuant to this Section 15.

     (c) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

16.      TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated the Plan shall terminate on February 25, 2013. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

PROXY

                         THE ROBERT MONDAVI CORPORATION

                           CLASS A COMMON STOCK PROXY
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 8, 2002


         The undersigned hereby appoints Gregory M. Evans and Michael K. Beyer, or either of them, each with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of THE ROBERT MONDAVI CORPORATION to be held at the Napa Valley Marriott, 3425 Solano Avenue, Napa, California 94558 on Friday, November 8, 2002 at 10:00 a.m., and any adjournment thereof, and to vote the number of shares of the CLASS A COMMON STOCK OF THE ROBERT MONDAVI CORPORATION that the undersigned would be entitled to vote if personally present.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ROBERT MONDAVI CORPORATION. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AND FOR THE PROPOSED AMENDMENT TO THE 1993 EQUITY INCENTIVE PLAN. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

1. ELECTION OF DIRECTORS TO BE       FOR             WITHHOLD
   ELECTED BY HOLDERS OF CLASS A     the nominees    AUTHORITY
   COMMON STOCK, VOTING AS A CLASS   listed          to vote for
                                     (except as      the nominees
                                     marked to       listed:
                                     the contrary).

Nominees:  01 Philip Greer
           02 Anthony Greener            |_|             |_|
           03 Bartlett R. Rhoades


     To withhold authority to vote for an individual nominee, write such nominee's name below


-----------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF    For  Against Abstain
   PRICEWATERHOUSECOOPERS LLP AS            |_|    |_|     |_|
   INDEPENDENT ACCOUNTANTS FOR THE FISCAL
   YEAR:


3. To approve an amendment to the       FOR   AGAINST  ABSTAIN
   1993 equity incentive Plan to        |_|     |_|      |_|
   extend the term of the plan by
   ten years to February 25, 2013.




     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2 AND PROPOSAL 3 LISTED ABOVE.

                                     YES    NO
  I PLAN TO ATTEND THE MEETING       |_|    |_|


  PROXY INSTRUCTIONS
  1. Please  sign  exactly  as the  name or names
     appear  on  your  stock   certificates   (as
     indicated hereon).
  2. If the shares are issued in the name of two or more persons, all of them must sign the proxy.
  3. A proxy executed by a corporation must be signed in its name by an authorized officer.
  4. Executors, administrators, trustees and partners should indicate their capacity when signing.



The undersigned acknowledges receipt of (a) the Notice of 2002 Annual Meeting of Shareholders, (b) the accompanying Proxy Statement and (c) Company's Annual Report pursuant to SEC Rule 14a-3 for the fiscal year ended June 30, 2002.

Signature(s)                                               Dated:         , 2002
            --------------------------------------------------------------------

                              FOLD AND DETACH HERE





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